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                                                                    Exhibit 12-2

                   NEW YORK STATE ELECTRIC & GAS CORPORATION

 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                       Calendar Year
                                   ----------------------------------------------------
                                     2001       2000       1999       1998       1997
                                     ----       ----       ----       ----       ----
                                                        (Thousands)
                                                        -----------
Income Before Extraordinary Item   $194,807   $221,240   $223,700   $213,798   $184,553
Add:
  Income tax - current              140,764    139,925    133,726    105,495    111,829
  Income tax - deferred              14,932        500    120,535     31,902      5,884
                                   --------   --------   --------   --------   --------
    Pre-tax Income From Continuing
      Operations                    350,503    361,665    477,961    351,195    302,266
Fixed Charges                       105,391    105,203    129,433    124,874    126,779
                                   --------   --------   --------   --------   --------
Earnings, as defined               $455,894   $466,868   $607,394   $476,069   $429,045
                                   ========   ========   ========   ========   ========

Fixed Charges:
  Interest on long-term debt        $79,355    $81,027    $93,678    $98,916   $104,122
  Other interest                     19,381     17,203     28,163     18,132     13,192
  Amortization of premium
    and expense on debt               5,280      5,439      6,374      6,507      6,502
  Interest portion of rental
    charges                           1,375      1,534      1,218      1,319      2,963
                                   --------   --------   --------   --------   --------
Fixed Charges, as defined          $105,391   $105,203   $129,433   $124,874   $126,779
                                   --------   --------   --------   --------   --------
Preferred Stock Dividends*             $637       $588     $5,417    $13,510    $14,715
                                   --------   --------   --------   --------   --------
Fixed Charges and
  Preferred Stock Dividends        $106,028   $105,791   $134,850   $138,384   $141,494
                                   --------   --------   --------   --------   --------
Ratio of Earnings to Fixed
  Charges and Preferred Stock
  Dividends                            4.30       4.41       4.50       3.44       3.03
                                   ========   ========   ========   ========   ========

                                                       Calendar Year
                                   ----------------------------------------------------
                                     2001       2000       1999       1998       1997
                                     ----       ----       ----       ----       ----
                                                        (Thousands)
                                                        -----------
*Preferred Stock Dividends have
 been calculated as follows:

 Total preferred stock dividends       $396       $396     $2,706     $8,583     $9,342
 Less - dividends deductible
   for tax purposes                      94         94        322        920        920
                                   --------   --------   --------   --------   --------
                                       $302       $302     $2,384     $7,663     $8,422

 Ratio of pre-tax income
 to income before extraordinary
 item                                 1.799      1.635      2.137      1.643      1.638
                                   --------   --------   --------   --------   --------
                                       $543       $494     $5,095    $12,590    $13,795
 Deductible dividends                    94         94        322        920        920
                                   --------   --------   --------   --------   --------
                                       $637       $588     $5,417    $13,510    $14,715
                                   --------   --------   --------   --------   --------